UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 16, 2005

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8 - Other Events

Section 8.01  Other Events
On June 16, 2005, YUM! Brands, Inc. issued a press release reporting Period 6 sales for its portfolio of International, China and U.S. businesses. The Company also confirmed its second quarter earnings per share estimate.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1  Press Release dated June 16, 2005 from YUM! Brands, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: June 16, 2005	/s/ Ted F. Knopf Senior Vice President of Finance and Corporate Controller (Principal Accounting Officer)

YUM! BRANDS INC. REPORTS ESTIMATED SECOND-QUARTER SALES
FOR ITS INTERNATIONAL, CHINA AND U.S. BUSINESSES;
CONFIRMS SECOND-QUARTER EPS FORECAST

Louisville, Ky. - June 16, 2005 - Yum! Brands Inc. (NYSE: YUM) today reported second-quarter system sales for its International Division increased 6% prior to foreign currency conversion or 11% after conversion to U.S. dollars. Second-quarter system sales for its China Division increased 2% versus last year. U.S. blended same-store sales at company restaurants increased 5% for the second quarter 2005.

The company confirms its second-quarter 2005 EPS estimate previously provided in the first-quarter earnings release dated April 20, 2005.

International Division System-Sales Growth (Estimated)

	2005 Reported (U.S. $)	2005 Local Currency	2004 Local Currency

Period 6	+12%	+6%	+7%
Q2	+11%	+6%	+6%

Note: These results exclude the China Division. The company’s annual target growth rate for International Division system sales is at least +5% prior to foreign currency conversion.

China Division System-Sales Growth (Estimated)

	2005 Reported (U.S. $)	2005 Local Currency	2004 Local Currency

Period 6	Even	Even	+49%
Q2	+2%	+2%	+34%

Note: The China Division includes mainland China, Thailand, and KFC Taiwan. For the purpose of this report, like calendar months have been compared. The company’s annual target growth rate for China Division system sales is at least 22% prior to foreign currency conversion.

As expected, China Division Period 6 system sales were even with last year, consistent with our previous guidance. As originally detailed in the company’s sales release dated March 24, 2005, and the first-quarter earnings release dated April 20, 2005, sales at KFC restaurants in mainland China were negatively impacted by adverse publicity relating to an isolated issue with a seasoning supplier. Sales in our mainland China Pizza Hut restaurants have not been impacted.

Currently, we expect Period 7 system sales to increase 2% to 3% versus last year and sales recovery from the low point in the last week of Period 4 to continue at a slow but sure pace. The company is pursuing a partial financial recovery from its supplier in mainland China related to the ingredient issue. It is anticipated that any recovery would be included in third- and fourth-quarter 2005 results.

U.S. Company Same-Store-Sales Growth (Estimated)

	Period 6 2005	Period 6 2004	Q2 2005	Q2 2004

U.S. BLENDED	+6%	+1%	+5%	+2%
Taco Bell	+7%	+1%	+5%	+3%
Pizza Hut	Even	+4%	+2%	+5%
KFC	+12%	(3)%	+8%	(5)%

Note: The company’s annual target growth rate for U.S. same-store sales is +1% to +2%.

Update on Second-Quarter EPS Forecast

The company confirms its prior EPS guidance for the second quarter. As previously communicated, we expected EPS to be $0.56 for the second quarter, excluding any possible one-time gain from an IPO of our Poland/Czech Republic joint venture. The IPO occurred April 27, 2005. Including the impact of the IPO transaction, EPS for the second quarter is expected to total $0.59 to $0.60. The transaction generated a gain of $17 million, which will be reflected in other income. As noted in our first-quarter release, the company anticipates additional facility actions expense during the year to offset this gain.

Additional information will be communicated in the company’s second-quarter earnings to be released July 13, 2005.

2005 Period 6 End Dates

International Division 5/16/2005

China Division 5/31/2005

U.S. Business 6/11/2005

Period 7 Sales Release

Sales results for Period 7 (the four-week period ending July 9, 2005, for the U.S. businesses) will be released with second-quarter earnings Wednesday, July 13, 2005, after the market closes.

International Division includes all operations outside the U.S., with the exception of those reported in the China Division. Currently, the International Division includes more than 11,000 system restaurants in 100 countries and territories. The International Division’s period close remains one period earlier than the company’s period-end date to facilitate consolidated reporting. Please refer to the reporting calendar posted on Yum! Brands’ Web site at the following URL: http://investors.yum.com/ireye/ir_site.zhtml?ticker=YUM&script=1000.

China Division includes mainland China, Thailand, and KFC Taiwan. Based on restaurant counts at the end of the first quarter 2005, the China Division includes 1,525 restaurants in mainland China, 366 restaurants in Thailand, and 132 KFC restaurants in Taiwan.

For 2005, we have moved forward mainland China’s business reporting calendar one period to more closely align the timing of reporting its results of operations with our U.S. business.

For purposes of this sales release, we have compared calendar months included in China Division’s current reporting calendar with those same months last year. However, for purposes of quarterly financial reporting, we will compare 2005 results with previously reported 2004 results. The 2004 results for mainland China reflect a lag of one period. For example, fiscal second-quarter 2005 results for mainland China will end at May 31, 2005. Last year’s second-quarter results ended April 30, 2004.

System-sales growth for our International and China businesses includes total sales from all restaurants regardless of ownership, including company-owned, franchise, license, and unconsolidated affiliate (joint-venture) restaurants. Sales of franchise, unconsolidated affiliate (joint-venture) and license restaurants generate franchise and license fees for the company (typically at a royalty rate of 4% to 6% of sales). Franchise, unconsolidated affiliate (joint-venture) and license restaurant sales are not included in the company sales we present on our Consolidated Statements of Income in accordance with U.S. GAAP; however, the royalty fees are included in the company’s revenues. We believe system-sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all our revenue drivers, company and franchise same-store sales as well as new-restaurant development.

U.S. same-store sales include only company restaurants that have been open one year or more. U.S. blended same-store sales include KFC, Pizza Hut, and Taco Bell company-owned restaurants only. U.S. same-store sales for Long John Silver’s and A&W restaurants are not included. U.S. systemwide same-store-sales results including franchise restaurants are reported quarterly within the company’s earnings release and include only KFC, Pizza Hut and Taco Bell restaurants.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with nearly 34,000 restaurants in more than 100 countries and territories. Four of the company’s restaurant brands - KFC, Pizza Hut, Taco Bell and Long John Silver’s - are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 2,900 multibrand restaurants. Outside the United States in 2004, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. The company has been recognized in Black Enterprise Magazine as one of the “30 Best Companies for Diversity” and for the past two years in Fortune’s top 50 “Best Companies for Minorities,” claiming the number-one spot for “managerial diversity.”